UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	May 27, 2005

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut	06371
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 434 - 5535

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01

Other Events.

On May 11th, 2005 the Registrant announced that  the Honorable Judge Kent A. Jordon of the U.S. District Court for the District of Delaware, has denied the Company’s motion for reconsideration, which leaves standing the court’s previous order of summary judgment against the Company in its patent infringement litigation against Movielink LLC (see the Company’s News Release dated January 31, 2005).  The Company will evaluate possible further steps in this litigation.  In the meantime, the Company continues to focus on the development and marketing of its MediaSentinel TM digital watermarking technology and in particular, the marketing relationships with First Serve International, LLC and Lightning Media as announced in the Company’s News Releases dated May 11, 2005 and September 22, 2004, respectively.

A copy of the News Release dated May 27th, 2005 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated May 27th, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :

May 27th, 2005

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

Exhibit 99.1

For release May 27, 2005 Contact: USA Video Interactive Corp. Phone: 860 434 5535 - Ext 125 e-mail: filmtracer@usvo.com

SUMMARY DECISION IN PATENT LITIGATION STANDS

(Old Lyme, Connecticut – May 27, 2005) - USA Video Interactive Corp. (OTCBB: USVO; TSX.V: US; BSE/Frankfurt: USF; http://www.usvo.com),

USA Video Interactive Corp. (the “Company”) announces that the Honorable Judge Kent A. Jordon of the U.S. District Court for the District of Delaware, has denied the Company’s motion for reconsideration, which leaves standing the court’s previous order of summary judgment against the Company in its patent infringement litigation against Movielink LLC (see the Company’s News Release dated January 31, 2005).  The Company will evaluate possible further steps in this litigation.  In the meantime, the Company continues to focus on the development and marketing of its MediaSentinel TM digital watermarking technology and in particular, the marketing relationships with First Serve International, LLC and Lightning Media as announced in the Company’s News Releases dated May 11, 2005 and September 22, 2004, respectively.

Current Business

USVO has developed and is currently working towards the commercialization of a turn-key embedded work station that provides lip synchronized video/audio intelligent watermarking solution for content (movies, broadcasting) forensic tracking purposes (the “MS 200”).  The MS 200 product will come as a professional rack-mount type workstation with SmartMark 2.0 embedded software that works with Windows 2000 or XP, in conjunction with existing professional recording/playback equipment.  SmartMark 2.0 software can be used to insert a unique set of content density monitoring particles (‘content agents’) in USVO’s MediaSentinelTM watermark generator that goes onto a digital tape. Any copy onto a disc or a peer-to-peer file still carries the set of content agents, creating a robust, video dynamics oriented watermark generation solution.

MediaSentinelTM is a digital watermark based technology, which deters video content piracy by preserving in any unauthorized copies, an encrypted identifier which was embedded in the original authorized video content.

With SmartMark 2.0 implemented into a MS 200 workstation, large volumes of uniquely watermarked digital master and sub-master copies can be created.  Key management generates a set of keys unique for each user, such as company name, USVO’s internal company code, or other parameter, used as a “seed” for key generation.

SmartMark 2.0 powers the underlying USVO MediaSentinelTM watermark technology as a significantly enhanced version of the same technology that was deployed last October at Lightning Media’s facility, Hollywood, California, with the primary goal of safeguarding the original content and assisting in the discovery of the origin of illegally copied and distributed versions of motion pictures and broadcast shows prior to their official release.

A new graphical user interface provides control of the watermarking and key management process. The results of the SmartMark 2.0 process are extremely piracy-attack resistant and uniquely marked and identify content master copies as an input onto a DVD disc.

About USVO:

USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions.  USVO developed its MediaSentinel digital watermarking technology and its StreamHQ architecture to provide a wide range of business customers with value-added media delivery services.  USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents.  USVO holds similar patents in Germany, Canada, England, France, Spain, Italy and Japan.  For more information, visit www.usvo.com.

On behalf of the Board of Directors

of USA Video Interactive Corp.

“Edwin Molina”,

President and CEO

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 - 5535

Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact (860) 434 – 5535, Extension 125; contact@usvo.com

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

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